Exhibit 99.1

Resources Connection, Inc. Announces Appointment of Marco von Maltzan to the Board of Directors

IRVINE, Calif.--(BUSINESS WIRE)--July 10, 2018--Resources Connection, Inc. (NASDAQ: RECN), today announced the appointment of Marco von Maltzan to the Board of Directors, effective as of July 7, 2018. Mr. von Maltzan formerly served as Chairman of the Supervisory Board of taskforce - Management on Demand AG, a leading German company for management and project management consulting services that Resources acquired in 2017.

“Marco will be a terrific addition to the Board,” said Don Murray, Chairman of the Board, “as he brings international and industry specific operational insights to RGP. This appointment addresses our commitment to relevant Board composition and the start of succession planning.”

Mr. von Maltzan, 63, in addition to having served as the Chairman of the Supervisory Board of taskforce - Management on Demand AG, serves as the Chairman of the Supervisory Board of industrial holding Greiffenberger AG, and is the Deputy Chairman of the Shareholder Committee and member of the Audit Committee of food conglomerate Pfeifer & Langen Industrie- und Handels-KG. Mr. von Maltzan started his professional career with top management consulting firm Roland Berger. He then joined BMW Group where he held various senior management positions, acting lastly as CEO of BMW Motorrad, BMW’s motorcycle division. Mr. von Maltzan then served as CEO of automotive supplier BERU AG which he sold to Michigan-based BorgWarner, Inc. Next, he was CEO of Profine Group, a leading producer of PVC profiles. Mr. von Maltzan has also held various Board of Director and Interim CEO assignments in the past. Mr. von Maltzan is a Certified engineer who holds a Master’s degree in Mechanical Engineering from RWTH Aachen University as well as a Master’s degree in Business Administration from INSEAD, Fontainebleau.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4,000 professionals, annually serving over 2,600 clients around the world from 74 practice offices.

Headquartered in Irvine, California, RGP has served 87 of the Fortune 100 companies.

The Company is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements including the risks and uncertainties identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

CONTACT:
Analyst Contact:
Resources Connection, Inc.
Herb Mueller, Chief Financial Officer
(US+) 1-714-430-6500
herb.mueller@rgp.com
or
Media Contact:
Sitrick Group
Michael Sitrick, CEO
(US+) 1-310-788-2850
mike_sitrick@sitrick.com